                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Micro General Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

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

                           MICRO GENERAL CORPORATION
                            2510 REDHILL, SUITE 200
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 3, 1999

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Micro General Corporation, a Delaware corporation, will be held on Tuesday, August 3, 1999, at 10:00 a.m., local time, at the offices of Micro General Corporation, 2510 Redhill, Suite 200, Santa Ana, California for the following purposes:

     (1) to elect six directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) Approve an amendment to the Micro General Corporation 1998 Stock Option Plan and Ratification of Stock Option Grants previously granted hereunder; and

     (3) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 9, 1999, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,
                                          /s/ PATRICK F. STONE
                                          PATRICK F. STONE
                                          Chairman of the Board

Irvine, California
June 30, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                           MICRO GENERAL CORPORATION
                            2510 REDHILL, SUITE 200
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Micro General Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Tuesday, August 3, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of Micro General Corporation, 2510 Redhill, Suite 200, Santa Ana, California.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about July 1, 1999, to all stockholders entitled to vote at the Meeting.

     The Company's corporate offices are located at 2510 Redhill, Suite 200, Irvine, California 92705 and its telephone number at that address is (949) 622-4444.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. As to other votes, an abstention will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on June 9, 1999, are entitled to notice of and to vote at the Meeting. As of June 9, 1999, 7,746,661 shares of the Company's Common Stock (the "Common Stock"), $.05 par value, were issued and outstanding. On that date, there were 570 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     As of June 9, 1999, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                                    SHARES OF COMMON STOCK
                                                                      BENEFICIALLY OWNED
                                                              -----------------------------------
                      NAME AND ADDRESS                        NUMBER OF SHARES   PERCENT OF TOTAL
                      ----------------                        ----------------   ----------------
Fidelity National Financial, Inc............................     8,701,862(1)          78.3%
17911 Von Karman Ave., #300
Irvine, CA 92614
Richard H. Pickup...........................................     1,564,226(2)          17.2%
c/o Wedbush Morgan Securities, Inc.
500 Newport Center Drive, Suite 550
Newport Beach, CA 92660
William P. Foley, II........................................       413,333(3)           5.1%
17911 Von Karman Ave., #300
Irvine, CA 92614
Patrick F. Stone............................................       400,000(4)           4.9%
17911 Von Karman Ave., Suite 300
Irvine, CA 92614
John Snedegar...............................................       773,333(5)           9.1%
2510 Redhill Avenue
Santa Ana, CA 92705
Carl A. Strunk..............................................        36,667(6)             *
17911 Von Karman Ave., Suite 300
Irvine, CA 92614
George E. Olenik............................................        26,667(7)             *
2138 Port Durness
Newport Beach, CA 92660
Dwayne Walker...............................................             0                0
411 1st Avenue South, Suite 200
Seattle, WA 98104
All directors and officers as a group (10 persons)..........     3,274,226(8)          36.7%

---------------
 *  Represents less than 1%.

(1) Represents 5,331,216 shares held of record by Fidelity National Financial, Inc.; warrants to purchase 12,500 shares of Common Stock of Micro General Corporation as of August, 1998 which is convertible into 224,813 shares of Common Stock of Micro General Corporation under certain conditions; and debt of Micro General Corporation as of October 27, 1998 which is convertible into 3,133,333 shares of Common Stock of Micro General Corporation under certain circumstances.

(2) Represents 197,800 shares held of record by Mr. Pickup. Includes the right to acquire 23,334 shares pursuant to presently exercisable options under the 1995 and 1998 Stock Option Plans. Additionally, 114,500 shares held of record by Dito Devcar Corporation, 42,300 shares held by Pickup Pension Plan, and 65,000 shares are held by Dito Devcar LLP, entities which Mr. Pickup is affiliated with. Includes warrants which are convertible into 100,000 shares of the Company's common stock at $1.50 and 125,000 shares of the Company's common stock at $1.50. Also includes a convertible note to purchase 896,292 shares of the Company's common stock as follows: 33,332 shares at $2.00, 296,294 shares at $2.25 and 266,666 at $2.50.

(3) Represents the right to acquire 413,333 shares pursuant to presently exercisable options under the 1991, 1995 and 1998 Stock Option Plans.

(4) Represents the right to acquire 400,000 shares pursuant to presently exercisable options under the 1998 Stock Option Plan.

(5) Represents warrants to purchase 100,000 shares of Common Stock of Micro General Corporation at $1.00 per share, $500,000 of convertible debt (equal to 223,333 shares of common stock), and the right to acquire 450,000 shares pursuant to presently exercisable options under the 1998 Stock Option Plan.

(6) Represents the right to acquire 36,667 shares pursuant to presently exercisable options under the 1991, 1995 and 1998 Stock Option Plans.

(7) Represents the right to acquire 26,667 shares pursuant to presently exercisable options under the 1991, 1995 and 1998 Stock Option Plans.

(8) This number includes 1,186,668 currently exercisable stock options for all directors and officers of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than January 6, 2000, in order that they may be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

         PROPOSAL NO. 1 TO THE ANNUAL MEETING -- ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have up to seven directors. The Board of Directors currently consists of six members. The following persons are standing for election for the ensuing year:

                                          Patrick F. Stone
                                          William P. Foley, II
                                          Carl A. Strunk
                                          Richard H. Pickup
                                          John Snedegar
                                          Dwayne M. Walker

     In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Micro General Corporation, 2510 Redhill, Suite 200, Irvine, California 92705 not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

            NAME               AGE                 PRINCIPAL OCCUPATION                  DIRECTOR SINCE
            ----               ---                 --------------------                  --------------
William P. Foley, II.........  54     Director                                                1994
Patrick F. Stone.............  51     Chairman of the Board                                   1998
John Snedegar................  50     Chief Executive Officer, President and Director         1998
Richard H. Pickup............  63     Director                                                1996
Carl A. Strunk...............  61     Director                                                1994
George E. Olenik.............  67     Director                                                1989
Dwayne M. Walker.............  37     Director                                                1999
Mark Attaway.................  40     Executive Vice President -- ACS Division                 N/A
                                      Operations
Jeff Sanderson...............  41     Executive Vice President -- ACS Division                 N/A
                                      Product Development
M'Liss Jones Kane............  46     Vice President and Corporate Secretary                   N/A

WILLIAM P. FOLEY, II

     Mr. Foley has been a director of the Company since June 1994. Mr. Foley was the Chairman of the Board of the Company from June 1994 until April 9, 1999. Mr. Foley is Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and has been since its formation in 1984. Mr. Foley is also currently serving as Chairman of the Board and Chief Executive Officer of CKE Restaurants, Inc., as Chairman of the Board of Rally's Hamburgers, Inc., Checkers Drive-In Restaurants, Inc., Santa Barbara Restaurant Group, Inc. and American National Financial, Inc. Additionally, he is a member of the Board of Directors of Miravant Medical Technologies, Inc. and Fresh Foods, Inc.

PATRICK F. STONE

     Mr. Stone has been a director of the Company since 1998. Mr. Stone became Chairman of the Board on April 9, 1999. Mr. Stone is Chief Operating Officer of Fidelity National Financial, Inc. and has been since March 1997. From May 1995 through March 1997 he was an Executive Vice President of Fidelity National Financial, Inc. He is also President of Fidelity National Title Insurance Company and the four other underwriters of Fidelity National Financial, Inc. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon.

JOHN SNEDEGAR

     Mr. Snedegar has been a director of the Company since August, 1998. Mr. Snedegar became Chief Executive Officer and President of the Company on April 9, 1999. Mr. Snedegar was the President of United Digital Network, Inc. from 1990 until April 1, 1999. Prior to his involvement with United Digital Network, Inc., Mr. Snedegar was the President and Chief Executive Officer of AmeriTel Management, Inc. Mr. Snedegar also serves as President of Kendall Venture Funding, Ltd., a reporting company in Alberta, Canada. Mr. Snedegar is also currently a director of StarBase Corporation, Star Telecommunications, Inc., TeleHub Communications Corporation and ShopNow.com.

RICHARD H. PICKUP

     Mr. Pickup was elected to the board in December 1996. Mr. Pickup is currently a Senior Vice President of the New York Stock Exchange Member Firm of Wedbush Morgan Securities. For the past 35 years, he has been involved with major ownership of numerous public companies.

CARL A. STRUNK

     Mr. Strunk has been a director of the Company since June 1994. Mr. Strunk is Executive Vice President and Chief Financial Officer of CKE Restaurants, Inc. and has been since February 1997. Additionally, Mr. Strunk is Executive Vice President and Chief Financial Officer of American National Financial, Inc. Mr. Strunk began with Fidelity National Title Insurance Company in February 1992 as an Executive Vice President. He was elected an Executive Vice President and Chief Financial Officer of Fidelity National Financial, Inc. in March 1992 and served in this capacity until September 15, 1997. In September, 1997 he became Executive Vice President -- Finance of Fidelity National Financial, Inc. until April 1999 and is currently Executive Vice President of Fidelity National Title Insurance Company. Prior to his employment with Fidelity National Financial, Inc., Mr. Strunk was President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a certified public accountant. Mr. Strunk is also currently a director of American National Financial, Inc.

GEORGE E. OLENIK

     Mr. Olenik has served as a director of the Company since December 1989. Mr. Olenik is currently the CEO of Pick Systems Inc., Irvine, California. Prior to joining Pick Systems Inc. he served as an analyst consultant for Inco Venture Capital Management. He formerly served as President and a board member of Micro Five Corp., Costa Mesa, California.

DWAYNE M. WALKER

     Mr. Walker is currently the President and CEO of ShopNow.com Inc. and has been since March 1996. Prior to that he served as Chairman of the Board of ShopNow.com Inc. During 1995 and 1996, Mr. Walker was also Chairman of US Connect which was acquired by IKON Office Systems. Mr. Walker is also an investor and advisor to NETDelivery, Inc. and other technology and service companies. In 1989, Mr. Walker began his seven year successful journey with Microsoft Corporation where he held several positions including, General Manager of Sales and Marketing, Director of Windows NT and Networking Products, Director of SQL Server and Network Products, and other senior management positions. Mr. Walker was recruited by Microsoft Corporation to spearhead the launching of the first two versions of SQL Server and Windows NT. In addition, Mr. Walker designed and led the worldwide deployment of the Microsoft Solutions Provider Channel program.

MARK ATTAWAY

     Mr. Attaway, Executive Vice President of the Professional Services Division of the Company, was one of the original founders of ACS Systems, Inc. in 1985. In May 1998, ACS Systems, Inc. was merged into the Company. Prior to this position, Mr. Attaway served as President, Marketing & Support, of ACS Systems, Inc. since 1994. Prior to forming ACS Systems, Inc., Mr. Attaway was a Senior Database Administrator for Pacific Bell from July 1981 until November 1990.

JEFF SANDERSON

     Mr. Sanderson, Executive Vice President of the Real Estate Division of the Company, was one of the original founders of ACS Systems, Inc. in 1985. In May 1998, ACS Systems, Inc. was merged into the Company. Prior to this position, Mr. Sanderson served as President, System Development Division, of ACS Systems, Inc. since 1994. Prior to forming ACS Systems, Inc., Mr. Sanderson was a Senior Systems Programmer for Pacific Bell from June 1980 until November 1990.

M'LISS JONES KANE

     Ms. Kane became Secretary of the Company on June 3, 1998. Ms. Kane joined Fidelity National Financial, Inc. in March, 1995 as a Senior Vice President and Corporate Counsel of the Fidelity National Financial, Inc. and became Corporate Secretary in April, 1995 serving in these capacities until September 15, 1997. From September 15, 1997 to March 17, 1999 she was Senior Vice President, General Counsel and Corporate Secretary of Fidelity National Financial, Inc. Prior to that she was with the ICN Pharmaceuticals,

Inc. group of companies from March of 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 1, THE ELECTION OF ALL OF THE ABOVE NOMINEES.

                   PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT
                        TO THE MICRO GENERAL CORPORATION
       1998 STOCK INCENTIVE PLAN AND RATIFICATION OF STOCK OPTION GRANTS

     The Board of Directors of the Company adopted and the stockholders approved, the Micro General Corporation 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan enhances the Company's ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

     The Board of Directors, or a committee consisting of two or more members of the Board of Directors, will administer the 1998 Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the 1998 Plan, select the recipients of options and Purchase Rights, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 1998 Plan, and adopt, amend and rescind rules relating to the 1998 Plan.

     There were originally 1,500,000 shares of Common Stock, plus, an additional 300,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, reserved for issuance under the terms of the 1998 Plan. As of May 14, 1999, a total of 2,202,750 shares of Common Stock were subject to outstanding options; and no shares of Common Stock were available for future grants of options under the 1998 Plan. All employees as a group, excluding the directors and executive officers, have received options to purchase 567,750 shares of Common Stock in 1998 under the 1998 Plan. Approximately 30 key employees are currently eligible to participate in the 1998 Plan. None of the options granted in 1998 expired in accordance with the 1998 Plan provisions.

     The following table contains information concerning certain stock options granted under the Company's 1998 Plan during the year ended December 31, 1998:

                                                                 WEIGHTED
                                                                 AVERAGE
                                                              EXERCISE PRICE    NUMBER OF
                            NAME                                ($/SHARE)        SHARES
                            ----                              --------------    ---------
Patrick F. Stone, Chairman of the Board.....................      $4.81          200,000
John Snedegar, Chief Executive Officer, President...........       4.75          200,000
Director
All Current Executive Officers as a Group (5 persons).......       4.78          750,000
Non-Executive Director Group (3 persons)....................       4.81           90,000
Non-Executive Officer Employee Group........................       4.77          386,250

     The Compensation Committee has adopted resolutions granting options to purchase a total of 350,000 shares under the 1998 Plan to certain officers of the Company, subject to stockholder approval of the amendment to the 1998 Plan and the ratification of such grants. The following table summarizes the benefits which would have been received by those executive officers of the 1998 Plan had the amendment to the 1998 Plan been in effect:

                                                       DOLLAR VALUE
                  NAME AND POSITION                     ($)(1)(2)     NUMBER OF UNITS   DATE OF GRANT
                  -----------------                    ------------   ---------------   --------------
John Snedegar, Chief Executive Officer,..............    $280,000         250,000        April 8, 1999
  President and Director
Jonathan Kaplan, Vice President......................    $100,000         100,000       April 27, 1999

---------------
(1) Based on $4.75, the closing price of the Company's Common Stock on December 31, 1998.

(2) The grant price for the April 8, 1999 and April 27, 1999 grants was $3.63 and $3.75, respectively. The grants were priced at the fair market value on the date of grant.

     In May, 1999, the Board of Directors amended the 1998 Plan, subject to approval of the Company's stockholders, to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares to a total of 3,000,000, plus, an additional 300,000 shares of Common Stock on the date of each annual meeting of the stockholders of the Company, for issuance under the terms of the 1998 Plan. The Board of Directors believes that in order for the Company to attract and retain qualified employees, it is necessary to grant the options provided for pursuant to the 1998 Plan. Stockholders are being asked to approve the amendment to increase the number of shares of Common Stock reserved for issuance under the 1998 Plan at the Annual Meeting.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO THE 1998 PLAN AND RATIFICATION OF GRANTS MADE THEREUNDER

     Approval of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the 1998 Plan and ratify the grants made thereunder. Broker non-votes with respect to this matter will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present. Proxies marked "abstain" or a vote to abstain by a stockholder present in person at the Annual Meeting will have the same legal effect as a vote "against" the matter because it represents a share present or represented at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2, THE AMENDMENT TO THE 1998 PLAN AND RATIFICATION OF GRANTS MADE THEREUNDER ON APRIL 8, 1999 AND APRIL 27, 1999.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of two formal meetings during the year ended December 31, 1998. No director attended fewer than 80% of the aggregate of all meetings of the Board of Directors or any committee in 1998.

     The Board presently has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee, which consists of Messrs. Foley, Olenik, Pickup and Strunk, met one time during 1998. The Audit Committee meets independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Pickup and Strunk. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not meet during 1998.

     The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1998, 1997 and 1996 for the Company's Chief Executive Officer and the former Chief Executive Officer in 1998.

                           SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION
                               -------------------------------------------    LONG TERM
                                                                             COMPENSATION
                                                                 OTHER       ------------    ALL OTHER
                                                                 ANNUAL        AWARDS-      COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)    COMPENSATION    OPTIONS(#)        ($)
 ---------------------------   ----   ---------   ---------   ------------   ------------   ------------
John Snedegar................  1998         --          --           --        200,000             --
  Chairman of the Board,       1997         --          --           --             --             --
  President and Chief          1996         --          --           --             --             --
  Executive Officer
Patrick F. Stone.............  1998         --          --           --        200,000             --
  Former Chief Executive       1997        N/A         N/A           --             --             --
  Officer                      1996        N/A         N/A           --             --             --

OPTION GRANTS

     The following table provides information as to options to purchase common stock granted to the named individuals during 1998 pursuant to the Company's Stock Option Plan. The Company does not currently grant stock appreciation rights to officers or directors.

                                    PERCENT OF
                                       TOTAL                                              POTENTIAL REALIZABLE
                       NUMBER OF      OPTIONS      MARKET                                       VALUE AT
                       SECURITIES   GRANTED TO    PRICE AT                                   ASSUMED RATES
                       UNDERLYING    EMPLOYEES      DATE     EXERCISE OR                     OF STOCK PRICE
                        OPTIONS         IN           OF      BASE PRICE    EXPIRATION       APPRECIATION FOR
        NAME           GRANTED(#)   FISCAL YEAR    GRANT      ($/SHARE)       DATE            OPTION TERM
        ----           ----------   -----------   --------   -----------   ----------   ------------------------
                                                 1998 STOCK OPTION PLAN                    5%($)        10%($)
John Snedegar........   200,000        16.3%       $4.75        $4.75       08/11/08     $597,449     $1,514,055
Patrick F. Stone.....   200,000        16.3%        4.81         4.81       10/27/08      604,996      1,533,180

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes information regarding exercises of stock options by the named individuals during 1998 and unexercised options held by them as of December 31, 1998. The Company did not reprice any existing options during the last completed fiscal year.

                       AGGREGATED STOCK OPTION EXERCISES
             IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF           VALUE OF
                                                                          UNEXERCISED         UNEXERCISED
                                                                          OPTIONS AT         IN-THE-MONEY
                                                                           FY-END(#)     OPTIONS AT FY-END($)
                                      SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE         EXERCISABLE
                NAME                    EXERCISE(#)          ($)         UNEXERCISABLE       UNEXERCISABLE
                ----                  ---------------   --------------   -------------   ---------------------
John Snedegar.......................         0                0            200,000/0               0
Patrick F. Stone....................         0                0            200,000/0               0

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,500 per Board of Directors meeting attended plus reimbursement of reasonable expenses. Directors who are employees of the Company do not receive any compensation for acting as directors, except for reimbursement of reasonable expenses, if any, for Board meeting attendance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Messrs. Pickup and Strunk served as members of the Compensation Committee. The Compensation Committee is currently composed of two independent directors. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, and there are no interlocking directorships.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee to the Board of Directors shall not be deemed to be incorporated by reference into any previous filing by the Company under either the Securities Act of 1933 ("Securities Act") or the Securities Exchange Act of 1934 ("Exchange Act") that incorporates future Securities Act or Exchange Act filings in whole or in part by reference.

To the Board of Directors:

GENERAL

     The Compensation Committee of the Board of Directors is responsible for establishing and administering the policies that govern executive compensation and benefit practices. The Compensation Committee evaluates the performance of the executive officers and determines their compensation levels, in terms of salary, annual bonus and related benefits, all subject to Board approval. The Compensation Committee has access to independent compensation data for use in assessing levels of compensation for officers of the Company.

COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to (i) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the stockholders; (ii) motivate Company executives to achieve the strategic business goals of the Company and to recognize their individual contributions;

     Therefore, the Compensation Committee believes that the components of executive compensation should include base salary, annual cash bonus, stock option grants and other benefits and should be linked to individual and Company performance.

BASE SALARY

     The Company is in a growth mode and executives are being recruited based on their expertise. Salary and bonuses are determined based on experience, job responsibility and industry salary standards.

STOCK OPTION GRANTS

     As indicated above, an important element of the Company's compensation philosophy is the desire to align the interests of the executive officers with the long-term interests of the Company's stockholders. In order to meet this desire, the Board of Directors and stockholders had previously approved the adoption of the Company's 1998 Stock Option Plan, pursuant to which the Company may grant stock options to certain key employees and non-employee directors or officers. The purpose of all the stock option plans is to attract, retain and award executive officers and directors and to furnish incentives to these persons to improve operations, increase profits and positively impact the Company's long-term performance. Consistent with these objectives, the Compensation Committee has approved the granting of options in 1999 for their performance in 1998 to executive officers as follows under the 1998 Plan: Mr. Snedegar, options to purchase 250,000 shares and Mr. Stone, options to purchase 200,000 shares.

     Corporate Deduction for Compensation. Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. At this time, the Company deduction for officer compensation is not limited by the provisions of Section 162(m). The Committee intends to monitor regulations issued pursuant to Section 162(m) and to take such actions with respect to the executive compensation program as are reasonably necessary to preserve the corporate tax deduction for executive compensation paid.

April 26, 1999                            Compensation Committee
                                          Richard H. Pickup
                                          Carl A. Strunk

                               PERFORMANCE GRAPH

     Pursuant to recent SEC regulations, listed below is the performance of the cumulative total return to shareholders (stock price appreciation) during the previous 5 years in comparison to returns on the NASDAQ Stock Market index and NASDAQ Computer Manufacturing Stock index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG MICRO GENERAL CORPORATION, NASDAQ
[PERFORMANCE GRAPH]    COMPUTER MANUFACTURING STOCK INDEX

                                                                                                             NASDAQ COMPUTER
                                                   MICRO GENERAL CORP               NASDAQ US                 MANUFACTURING
                                                   ------------------               ---------                ---------------
'Dec 93'                                                 100.00                      100.00                      100.00
'Dec 94'                                                 121.43                       97.75                      109.85
'Dec 95'                                                  85.71                      138.26                      172.95
'Dec 96'                                                 100.00                      170.01                      231.88
'Dec 97'                                                  78.57                      208.58                      280.50
'Dec 98'                                                 242.86                      293.21                      610.15

                    ASSUMES $100 INVESTED ON JANUARY 1, 1994
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and FNFI completed the merger of Micro General Corporation with ACS Systems, Inc., a wholly-owned subsidiary of FNFI on May 14, 1998. As a result of he merger, all of the outstanding shares of ACS were exchanged for 4.6 million shares of Micro General Corporation common stock. The transaction was valued at $1.3 million. Following the merger of Micro General Corporation and ACS, FNFI owned approximately 81.4% of the common stock of the Company on an undiluted basis. The transaction has been treated as a reverse merger, i.e., Micro General Corporation has been acquired by Fidelity National Financial, Inc. as a majority-owned subsidiary through a merger with and into ACS Systems, Inc., with Micro General Corporation as the surviving entity. As of December 31, 1998, FNFI owned 70.6% of the outstanding common stock of the Company.

     On October 8, 1998, the Company in conjunction with FNFI, announced the creation of RealEC, the largest real estate electronic commerce network in the nation. RealEC is a nationwide multi-vendor network that will provide real estate and lender customers the ability to select products and services necessary to close their transactions, while at the same time giving them access to over 6,000 issuing locations for title insurance across the United States.

INVESTMENTS IN PARTNERSHIPS

     None.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG LLP are the Company's auditors of record and have audited the Company's financial statements annually from 1988 through December 31, 1998. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 1999. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Micro General Corporation, 2510 Redhill, Suite 200, Santa Ana, California 92705,
Attention: Secretary. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors
                                          /s/ M'LISS JONES KANE
                                          M'LISS JONES KANE
                                          Corporate Secretary

Dated: June 30, 1999

                                      Proxy

                            Micro General Corporation
              2510 Redhill, Suite 200, Santa Ana, California 92780

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William P. Foley, II and Patrick F. Stone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Micro General Corporation held of record by the undersigned on June 9, 1999 at the Annual Meeting of Stockholders to be held on August 3, 1999, or any adjournment thereof.


1. ELECTION OF DIRECTORS     [ ] FOR the nominees        [ ] WITHHOLD AUTHORITY to vote
                                 listed below                for the nominees listed below
                                 (except as marked
                                 to the contrary below)


(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

   Patrick F. Stone, William P. Foley, II, Carl A. Strunk, Richard H. Pickup,
                        John Snedegar, Dwayne M. Walker


2. Approval of an Amendment to the Micro     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN
General Corporation 1998 Stock Incentive
Plan and Ratification of Certain Stock
Option Grants granted previously under the Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

       IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY
                        NOMINEES AND FOR ALL PROPOSALS.



                                       DATED:___________________________________


                                       ___________________________________, 1999
                                                    (SIGNATURE)

                                       ___________________________________, 1999
                                                    (SIGNATURE)


                                       PLEASE SIGN EXACTLY AS NAME(S) APPEARS
                                       BELOW. WHEN SHARES ARE HELD BY MORE THAN
                                       ONE OWNER, ALL SHOULD SIGN. WHEN SIGNING
                                       AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                       TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL
                                       TITLE AS SUCH. IF A CORPORATION, PLEASE
                                       SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                       OR AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                       PLEASE SIGN IN PARTNERSHIP NAME BY
                                       AUTHORIZED PERSON.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                 DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.